Exhibit 99(b)
                            CACI INTERNATIONAL INC
                                   CACI, INC.
                             SUNSET RESOURCES, INC.

                               Acquisition Agreement

                            Dated as of October 1, 1996


                               Table of Contents

                                    Article 1

                                PURCHASE OF ASSETS

1.1     Purchase and Sale
1.2     Excluded Assets
1.3     Assumption of Liabilities
1.4     Excluded Liabilities
1.5     Purchase Price
1.6     Taxes
1.7     Closing
1.8     Post-Closing Adjustment

                                    Article 2

                   REPRESENTATIONS AND WARRANTIES OF SUNSET
2.1     Corporate Status of Sunset
2.2     Authority for Agreement
2.3     No Default or Violation
2.4     Financial Statements
2.5     Absence of Material Adverse Changes and Undisclosed
Liabilities
2.6     Title to Assets; Condition
2.7     Receivables
2.8     Assigned Contracts
2.9     Completeness of Documentation
2.10    Compliance with Applicable Law
2.11    Absence of Certain Changes
2.12    Litigation
2.13    Tax Matters
2.14    Employee Benefit Plans; Compliance with ERISA
2.15    Employment-Related Matters
2.16    Environmental
2.17    Product and Service Liability Claims
2.18    Agreements, Contracts and Commitments
        2.18.1  Existence
        2.18.2  Breach
2.19    Customers and Orders
2.20    Suppliers
2.21    Absence of Certain Payments
2.22    Intellectual Property
2.23    Insurance Contracts; Banking Relationships
2.24    Interests of Officers and Directors
2.25    No Misrepresentations

                                    Article 3

                   REPRESENTATIONS AND WARRANTIES OF CACI AND
CASUB
3.1     Corporate Status of CACI and CASub
3.2     Authority for Agreement
3.3     No Default or Violation
3.4     Absence of Material Adverse Changes
3.5     Assigned Contracts
3.6     Responsible Prospective Contractor; Assigned Contracts

                                    Article 4

                                   COVENANTS
4.1     Confidentiality
4.2     Further Assurances
        4.2.1   Generally
        4.2.2   Assignment of the Assigned Contracts
        4.2.3   Collection of Receivables
        4.2.4   Outstanding Proposals
4.3     Customers
4.4     Returns of Defective Goods
4.5     Excluded Assets
4.6     Liens
4.7     Defense of Claims and Litigation
4.8     Retention of Books and Records
4.9     Non-Competition Agreement
4.10    Employees
4.11    Bulk Transfer Compliance
4.12    Indemnities
        4.12.1  Indemnification of CACI
        4.12.2  Indemnification of Sunset
        4.12.3  Third Party Claims

                                    Article 5

                          DEFINITIONS AND MISCELLANEOUS
5.1     Definitions of Certain Terms
5.2     Brokerage
5.3     Amendments and Supplements
5.4     Extensions and Waivers
5.5     Survival of Representations and Warranties
5.6     Expenses
5.7     Governing Law
5.8     Alternative Dispute Resolution
5.9     Notice
5.10    Entire Agreement, Assignability, etc
5.11    Cumulative Rights and Remedies
5.12    Severability
5.13    Counterparts
                            ACQUISITION AGREEMENT



      Acquisition Agreement (the "Agreement"), dated as of October 1, 1996, by and among Sunset Resources, Inc., a Texas corporation ("Sunset"), CACI
International Inc, a Delaware corporation ("CACI", which term shall include any Subsidiary of CACI International Inc to the extent that the Subsidiary may perform any of the Assigned Contracts, as hereinafter defined, or own or use any of the Assets, as hereinafter defined), and CACI, Inc., a Delaware corporation ("CASub") and a wholly-owned subsidiary of CACI,

                               W I T N E S S E T H

      WHEREAS CACI has a strong commitment to the government information technology industry; and

      WHEREAS Sunset is concentrated in the information technology industry;
and

      WHEREAS CASub wishes to purchase from Sunset, and Sunset wishes to sell to CASub, all of the assets and liabilities other than certain excluded assets and liabilities of Sunset; and

      WHEREAS Sunset wishes to assign to CASub, and CASub wishes to assume, certain existing contracts of Sunset identified in this Agreement,

      NOW, THEREFORE, Sunset, CACI and CASub hereby agree as follows:




                                    Article 1

                               PURCHASE OF ASSETS

      1.1 Purchase and Sale. Upon and subject to the terms and conditions hereof, at the "Closing" (as defined in Section 1.7), Sunset shall sell, transfer and assign to CASub, and CASub shall purchase and acquire from
Sunset, all right, title and interest in and to all the tangible and intangible assets of Sunset, other than the "Excluded Assets" (as defined in
Section 1.2) (collectively, the "Assets"), including, without limitation, all assets described in this Section 1.1. Such unlimited rights shall continue in perpetuity. In each case, the sale, transfer and assignment of all right, title and interest in, to and under the Assets shall be free and clear of all liens, tax liens, charges, security interests and other encumbrances except for the "Assumed Liabilities" (as defined in Section 1.3). The Assets include:

               1.1.1 All rights and interests in, to and under all leases, contracts, licenses and other agreements (collectively, the "Assigned
Contracts"), including the contracts or other agreements with the customers of Sunset; the leases for machinery, equipment, tools, furniture, fixtures, vehicles and related parts and supplies; the licenses for Intellectual
Property (as hereinafter defined); the agreements or other arrangements for shipping, maintenance, repair and other services; the agreements or other arrangements for fuel, raw materials, machine, clothing and other supplies and materials and sewer, electrical and other utilities; and the agreements with brokers, agents, distributors and others and including the leases, contracts, licenses, and other agreements set forth in EXHIBIT 1.1.1(a) and excluding only the leases, contracts, licenses and other agreements set forth in EXHIBIT 1.1.1(b);

               1.1.2  All outstanding customer proposals (the
"Outstanding
Proposals"), including the proposals set forth in EXHIBIT
1.1.2(a), and all
subcontracts to perform Sunset's obligations under the contracts
(the
"Subcontracts"), including the subcontracts set forth in EXHIBIT
1.1.2(b);

               1.1.3 All customer orders (the "Orders") and all deposits and other payments relating thereto, including those orders, deposits and payments set forth in EXHIBIT 1.1.3;

               1.1.4 All machinery, equipment, tools, firmware, furniture, fixtures, supplies, raw materials, work in process, accessories, vehicles, related parts and supplies, other items related to the Assigned Contracts, all related computer programs, software and firmware owned by Sunset, and all other tangible assets (collectively, "Tangible Assets"), including the items set forth in EXHIBIT 1.1.4;

               1.1.5  All supplies, raw materials, work in
process,
accessories and items related to inventory (collectively the "Inventory"), including the items set forth in EXHIBIT 1.1.5;

               1.1.6 All rights to all patents, trademarks, service marks, trade names, mask works, software, programs, development tools, methodologies, specifications, processes, know-how, blueprints, drawings, designs, patterns, copyrights, formulae, inventions, technology, trade secrets, proprietary information, confidential information and other information and documents, and the registrations and applications therefor and the goodwill related thereto (collectively, the "Intellectual Property") relating to or useful in connection with the development, manufacture, distribution or sale of the products or services or other aspects of the business of Sunset and all goodwill related thereto, including non-exclusive rights to use of the names Sunset, Sunset Resources and SRI (provided that no confusion results from such use as to the identity of the party providing goods or services to, or otherwise dealing with, any third party or parties after the Closing with respect to any transaction or transactions of any kind whatsoever) to the extent necessary to realize the full value of the other
Assets being transferred pursuant to this Agreement and including the items set forth in EXHIBIT 1.1.6;

               1.1.7 All third party licenses (the "Third Party Licenses"), including the third party licenses for patents, trademarks, service marks, trade names, mask works, software, programs, development tools, methodologies, specifications, processes, know-how, blueprints, drawings, designs, patterns, copyrights, formulae, inventions, technology, trade secrets, proprietary information, confidential information and other information and documents, and the registrations and applications therefor and the goodwill related thereto (collectively, the "Licensed Intellectual
Property"), including the third party licenses set forth in
EXHIBIT 1.1.7,
and a copy of each license;

               1.1.8  All advances, prepaid expenses, other
prepayments and
related rights (collectively, the "Prepaid Expenses"), including the items set forth in EXHIBIT 1.1.8;

               1.1.9  All accounts receivable (the
"Receivables"), including
the items set forth in EXHIBIT 1.1.9;

               1.1.10  All leases relating to leased properties
(the "Leased
Properties"), all of which leases and Leased Properties are set forth in
EXHIBIT 1.1.10;

               1.1.11  All leases relating to all leased
machinery,
equipment, tools, firmware, furniture, fixtures, vehicles, related parts and supplies and all other leased assets (the "Leased Equipment"), all of which leases and Leased Equipment are set forth in EXHIBIT 1.1.11;

               1.1.12 All rights to use any government furnished property
(the "Government Furnished Property"), all of which Government
Furnished
Property is set forth in EXHIBIT 1.1.12;

               1.1.13 All rights of Sunset, whether now existing or hereafter arising, against manufacturers, suppliers, vendors or subcontractors with respect to any of the Assets or Assumed Liabilities or any part thereof, including all guarantees and product and other warranties thereon, including the items set forth in EXHIBIT 1.1.13;

               1.1.14 All books, records, price lists, customer lists, vendor lists, historical sales data, payroll data, accounting records, business records, files and data relating to the goods and services provided in connection with the Assigned Contracts, maps, plans, diagrams, processes, notebooks, specifications, test results, diagrams, flow charts, blueprints, drawings, schematics, manuals, maintenance logs, specifications, papers, ledgers, marketing brochures, prospect lists, proposals, previous proposals, proposals in preparation, contract documents and other documents related to the Assets (collectively, the "Asset Documents"), excluding only the books and records set forth in EXHIBIT 1.1.14;

               1.1.15  All other currently existing rights and
assets of
Sunset, not set forth in any Exhibit to any part of this Section 1.1, which are being or have been used by Sunset in connection with the performance of any of the Assigned Contracts, including end-user licenses of commercially available software, or which may be needed for the performance of Outstanding
Proposals or Orders or proposals in process, except the Excluded Assets and the general corporate assets of Sunset.

For purposes of this Agreement, the Assets described in this
Section 1.1 and
the Assumed Liabilities described in Section 1.3 shall constitute the
"Acquired Business."

      1.2      Excluded Assets.  None of the items listed in
EXHIBIT 1.2
which may be deemed to relate to the Acquired Business are being sold, assigned or otherwise transferred to CASub.

      1.3 Assumption of Liabilities. CACI and CASub hereby agree to assume and perform all of the liabilities and obligations of Sunset properly recorded on its books as of the Closing in accordance with generally accepted accounting principles ("GAAP"), including, without limitation, those liabilities and obligations reflected in the "June 30, 1996 Balance Sheet"
(as defined in Section 2.5 hereof) or identified in EXHIBIT 1.3, other than the "Excluded Liabilities" (as defined below) (the "Assumed Liabilities").
The Assumed Liabilities include, without limitation, (a) Sunset's obligations under the Assigned Contracts, (b) Sunset's obligations under the Outstanding
Proposals and the Subcontracts, payment or performance of which is due after the Closing and which relate to goods to be delivered or services to be performed after the Closing, and (c) the current liabilities set forth in
EXHIBIT 1.3.

      1.4 Excluded Liabilities. CACI and CASub specifically assume no liability for, and Sunset specifically retains sole responsibility for, the following liabilities and obligations (the "Excluded
Liabilities"),
regardless of when discovered or asserted:

               1.4.1 Obligations under the Assigned Contracts arising as a result of any breach of any term or any default by Sunset occurring before the Closing;

               1.4.2  All medical, dental, life insurance,
workmen's
compensation and other pension and welfare benefit obligations for all hourly and salaried employees of Sunset who terminated employment or retired on or before the date of the Closing and all such obligations for claims that were incurred or (with respect to workmen's compensation) for injuries that occurred on or before the date of the Closing; and

               1.4.3  Any warranty or other claim relating to
goods delivered
or services performed by Sunset before the Closing; and

               1.4.4 Any claim relating to failure by Sunset to comply before the Closing with any "Environmental Permit" or "Environmental Law" (as defined in Section 5.1) or relating to any "Environmental Contamination" (as defined in Section 5.1) caused by Sunset before the Closing, or use, disposal or discharge of any "Materials of Environmental Concern" (as defined in
Section 5.1) by Sunset or its lessees, agents or representatives, occurring or in existence on or before the date of the Closing.

               1.4.5 Any amount payable, due or owed, whether before or after the date of the Closing, or other liability or obligation under the
Bank One line of credit.

               1.4.6 Any amount payable, due or owed, whether before or after the date of the Closing, or other liability or obligation under the notes set forth on EXHIBIT 1.4.6.

      1.5 Purchase Price. CACI shall pay to Sunset, for the transfer of the Assets, a total purchase price of $5,336,278 (the "Purchase Price"), subject to post-closing adjustment as provided in Section 1.8, allocated in the manner specified in EXHIBIT 1.5. The Purchase Price shall be payable at the Closing by wire transfer or by CACI's certified or bank cashier's check payable to Sunset.

      1.6 Taxes. Sunset shall pay all sales, use, transfer or documentary taxes, or stamps and filing fees arising out of or relating to the sale of the Assets to CACI hereunder that are imposed by any taxing authority. Sunset shall pay all other taxes that are imposed by any taxing authority with respect to the sale. It shall be the responsibility of Sunset to see that all taxes are paid to the appropriate taxing authority in accordance with all applicable laws and regulations.

      1.7      Closing.

               1.7.1 The closing of the purchase and sale of the Assets and
Assumed Liabilities (the "Closing") shall be held at the offices of CACI
International Inc, 1100 North Glebe Road, Arlington, VA 22201 at
9:30 A.M. on
September 30, 1996 or on such later date as the parties hereto may mutually agree upon in writing. All transactions contemplated by this Agreement shall be deemed to have become effective as of 12:01 A.M. on October 1, 1996.

               1.7.2  At the Closing,

                      1.7.2.1  Sunset shall deliver to CACI:

                               1.7.2.1.1  All appropriate deeds,
bills of
sale, assignments and other instruments of conveyance, sale and transfer of title to the Assets (including any consents thereto by third parties (other than the Government) necessary to make the same valid and effective) and confirmation of notices sent to third parties holding any such Assets;

                               1.7.2.1.2  Assignments of the
Licensed
Intellectual Property;

                               1.7.2.1.3  Such affidavits and
certificates,
from Sunset and from such other essential parties, as CACI shall deem necessary to relieve CACI of any obligation to deduct and withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal
Revenue Code of 1986, as amended (the "Code");

                               1.7.2.1.4  Assignments of the
Assigned
Contracts and consents to such assignments (other than documentation under
Part 42 of the Federal Acquisition Regulations, which documentation is to be completed promptly after the Closing pursuant to Section 4.2.2) and any other documents necessary to effect the assignment of the Assigned
Contracts;

                               1.7.2.1.5  Duly executed
subcontracts
subcontracting to CASub Sunset's performance of all the Assigned Contracts that may not be assigned without the consent of the "Government" (as defined in Section 5.1) or of any "Prime Contractor" (as defined in
Section 5.1),
each of which subcontract shall remain in effect until either (a) an assignment, with the consent of the Government or of the Prime Contractor, of the Assigned Contract to which the subcontract relates, or (b) a novation, substituting CASub for Sunset, of the Assigned Contract to which the subcontract relates;

                               1.7.2.1.6  All originals and
records of the
Receivables;

                               1.7.2.1.7  The Asset Documents;

                               1.7.2.1.8  All consents, approvals
and waivers
under any loan or other agreements of Sunset that are required to consummate this Agreement or any of the transactions contemplated hereby (other than consents and novations of the Government under the Assigned Contracts); and all filings, registrations, approvals, consents and authorizations by or with, and notifications to, all third parties (including, without limitation, governmental entities and authorities, domestic and foreign) required to consummate this Agreement or any of the transactions contemplated hereby, which approvals and authorizations shall be effective and shall not have been suspended, revoked or stayed by action of any governmental entity or authority;

                               1.7.2.1.9  Certifications from the
appropriate
officials of each state in which the Assets may be located that Sunset has paid all taxes that may result in the imposition of any lien on any of the
Assets;

                               1.7.2.1.10  A certificate, dated
the date of
the Closing and signed by the President of Sunset, that the representations and warranties of Sunset contained in this Agreement shall be true and correct in all material respects as of the date hereof, except for representations and warranties made expressly as of a specified date (which representations and warranties shall be true and correct in all material respects as of such date);

                               1.7.2.1.11  An opinion or opinions
of counsel
to Sunset in form and substance reasonably satisfactory to counsel to CACI, dated the date of the Closing; and

                               1.7.2.1.12  All other documents
consistent
with the purposes of this Agreement as CACI shall have reasonably requested
(other than additional opinions of counsel); and

                      1.7.2.2  CACI shall deliver to Sunset, in
such form and
containing such terms and provisions as shall reasonably satisfy
Sunset and
its counsel:

                               1.7.2.2.1  CACI and CASub's
written assumption
of and agreement to perform the Assumed Liabilities;

                               1.7.2.2.2  The payment required by
Section
1.5;

                               1.7.2.2.3  A certificate, dated
the date of
the Closing and signed by the President or a Vice-President of CACI, that the representations and warranties of CACI and CASub contained in this Agreement shall be true and correct in all material respects as of the date hereof, except for representations and warranties made expressly as of a specified date (which representations and warranties shall be true and correct in all material respects as of such date);

                               1.7.2.2.4  An opinion or opinions
of counsel
to CACI in form and substance reasonably satisfactory to counsel to Sunset, dated the date of the Closing; and

                               1.7.2.2.5  All other documents
consistent with
the purposes of this Agreement as Sunset shall have reasonably requested
(other than additional opinions of counsel).

      1.8 Post-Closing Adjustment. The parties agree that the Purchase
Price has been determined on the basis of an agreed adjusted net book value of $772,693.00 at June 30, 1996 (the "Adjusted Base Book Value"). As soon as practicable after the Closing, CACI shall cause representatives of Deloitte &
Touche, LLP ("Deloitte") to audit the financial statements of Sunset
Resources, Inc. as of close of business on September 30, 1996
(the "Audit
Date"). If the adjusted net book value of Sunset at the Audit Date, as determined by Deloitte in accordance with GAAP after making the appropriate adjustments concerning the value of the Excluded Assets and the amount of the relevant Excluded Liabilities as of the Audit Date in the same manner as reflected in Attachment D to the letter of intent dated August 23, 1996, executed by CACI and Sunset (the "Audited Book Value"), is greater or less than the Adjusted Base Book Value, then the Purchase Price will be adjusted by the amount of the difference. If the Audited Book Value exceeds the
Adjusted Base Book Value, CACI will pay to Sunset the amount of such excess.
If the Audited Book Value is less than the Adjusted Base Book Value, Sunset will pay to CACI the amount of such deficit. Any amounts due under this
Section 1.8 will be payable within ten (10) days after written demand by the party entitled to payment. However, if Sunset, after consultation with an independent accountant or accountants of its choosing, believes in good faith that the determination made by Deloitte of the Audited Book Value is incorrect in some material respect, Sunset shall, within twenty
(20) days
after receipt by Sunset of the written determination by Deloitte, so notify
CACI and Deloitte in writing, describing Sunset's objection in reasonable detail. In such event, the determination of the Audited Book Value by
Deloitte shall not be deemed conclusively binding upon the parties hereunder, and the dispute as to the proper determination shall be subject to the provisions of Section 5.8 below.


                                    Article 2.

                   REPRESENTATIONS AND WARRANTIES OF SUNSET

      Sunset represents and warrants to CACI and CASub as follows:

      2.1 Corporate Status of Sunset. Sunset is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Sunset is currently doing business as a foreign corporation in
Ohio and Oklahoma, and these are the only jurisdictions in which the character of the properties owned, leased or operated by Sunset or the nature of the business transacted by Sunset might make qualification as a foreign corporation doing business in the state necessary. The failure of Sunset to have qualified as a foreign corporation doing business in any state other than Texas does not and will not have a materially adverse effect upon the
Assets to be transferred or the Acquired Business. Sunset has no Subsidiaries and no investment or ownership interest in any other corporation, partnership, joint venture, trust or unincorporated organization.

      2.2 Authority for Agreement. Sunset has the full corporate power to own, lease and operate its properties and to conduct its business as currently owned, leased, operated and conducted and to execute, deliver, and perform this Agreement and the other transactions contemplated herein and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby have been duly and validly authorized by Sunset's Board of Directors and shareholders, and no other corporate proceedings on the part of Sunset, including, without limitation, stockholder approval, are necessary to authorize the execution, delivery and performance of this Agreement and the other transactions contemplated hereby.

      2.3 No Default or Violation. Except as contemplated by Section
2.8 and except for such matters, if any, which, together, do not and will not have a material adverse effect upon the Assets to be transferred or the
Acquired Business, the execution, delivery and performance of this Agreement and the other transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Certificate of
Incorporation or By-Laws or other organizational documents of Sunset, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of or constitute a default under, or require the consent of any other party to, or result in any right to accelerate or the creation of any lien, charge or encumbrance on any of the
Assets pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which Sunset is a party or by which Sunset or any of its assets or properties may be bound or which is applicable to
Sunset or any of its assets or properties. Except as contemplated by Section
2.8 and except for such matters, if any, which, together, do not and will not have a material adverse effect upon the Assets to be transferred or the
Acquired Business, no authorization, consent, approval, license, order, or permit of, or declaration of, or filing with or notice to, any governmental body or authority or any other person or entity is necessary for the execution, delivery and performance of this Agreement by Sunset or the consummation by Sunset of this Agreement and the other transactions contemplated hereby.

      2.4 Financial Statements. Sunset has previously furnished to CACI true and complete copies of its financial statements for each of the three years ended December 31, 1993, 1994, and 1995 and the six months ended June
30, 1996 and identified on EXHIBIT 2.4 (the "Sunset Reports"). Each of the balance sheets included in the Sunset Reports (including any related notes and schedules) fairly presents the financial position of Sunset as of its date, and the other financial statements included in the Sunset Reports
(including any related notes and schedules) fairly present the results of operations or other information included therein of Sunset for the periods or as of the dates therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

      2.5      Absence of Material Adverse Changes and
Undisclosed
Liabilities. Since June 30, 1996, there has not occurred or arisen, whether or not in the ordinary course of business, (a) any material adverse change in the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired
Business considered alone, or (b) any event, condition or state of facts of any character that might materially and adversely affect the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired Business considered alone. Sunset has no material liabilities or obligations, fixed, accrued, contingent or otherwise, that are not fully reflected or provided for on, or disclosed in the notes to, the consolidated balance sheet at June
30, 1996 (the "June 30, 1996 Balance Sheet") or elsewhere in the
Sunset
Reports, except (a) liabilities and obligations incurred in or as a result of the ordinary course of business since June 30, 1996, none of which individually or in the aggregate has been or is materially adverse to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired
Business considered alone, (b) liabilities and obligations permitted by or provided for or contemplated by this Agreement and (c) liabilities and obligations disclosed on EXHIBIT 2.5 or any other Exhibit attached hereto or delivered hereunder.

      2.6      Title to Assets; Condition.

               2.6.1 Sunset has good record title to, or a valid leasehold interest in, all of the Assets. None of the Assets is subject to any mortgage, pledge, lien, security interest or other encumbrance. The
Inventory consists of items of a quantity and quality usable or saleable in the normal course of business of Sunset. All plant, equipment and personal property owned by Sunset and related to the Acquired Business are in good operating condition and repair. The Assets are in a condition sufficient to enable CACI to conduct operations with respect to the Acquired Business as currently being conducted. No written notice has been received by Sunset from any insurance company that has issued a policy with respect to any of the Assets or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work relating to the Assets.

               2.6.2 EXHIBIT 1.1.10 sets forth a true, correct and complete list as of the date hereof of all leases, and all amendments, modifications and supplemental agreements thereto, of real property related to the Acquired
Business to which Sunset is a party and which are being assigned to CASub
(the "Leases"). True, correct and complete copies of the Leases have been delivered by Sunset to CACI. Except for such matters, if any, which, together, do not and will not have a material adverse effect upon the Assets to be transferred or the Acquired Business, the Leases grant leasehold estates free and clear of all mortgages, liens, claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever granted by or caused by the actions of Sunset, and Sunset enjoys a right of quiet possession as against any lien or other encumbrance on the property.
The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and have not been modified or amended since the date of delivery to CACI. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. There has not occurred any event that would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any
Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or material default.
Sunset is not obligated to pay any leasing or brokerage commission relating to any Lease and will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by Sunset. The
June 30 Balance Sheet contains adequate reserves to provide for the restoration of the properties subject to the Leases at the end of the respective lease terms, to the extent required by the Leases.

               2.6.3 Except for such matters, if any, which, together, do not and will not have a material adverse effect upon the Assets to be transferred or the Acquired Business, Sunset is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, city planning, land use or similar matters) relating to its properties. There are no proceedings materially affecting the present or future use of any such property for the purposes for which it is used or the purposes for which it is intended to be used. All buildings, structures and fixtures used by Sunset in connection with the Acquired Business are in good operating condition and repair and are insured with coverages that are usual and customary for similar properties and similar businesses.

      2.7 Receivables. All of the Receivables set forth in EXHIBIT
1.1.9 are good, valid and existing accounts; and EXHIBIT 1.1.9 sets forth all accounts receivable of Sunset. Sunset has good title to all of the
Receivables, free and clear of all liens, security interests, encumbrances and other rights and claims of other persons or entities.

      2.8 Assigned Contracts. Sunset has delivered to CACI or made available to CACI a true and complete copy of each of the Assigned Contracts and all amendments thereto. All Assigned Contracts are in full force and effect. With respect to goods and services delivered by Sunset pursuant to the Assigned Contracts before the Closing, Sunset has substantially performed its obligations under the Assigned Contracts and has complied in all material respects with all specifications thereto, and Sunset has not received any notice of default, nor is it in material default, nor does any condition exist which with notice or the lapse of time, or both, will render Sunset in material default, under any of the Assigned Contracts. All the Assigned
Contracts are fully assignable to CACI or to CASub, provided that
(a) certain
of the Assigned Contracts require the consent of the other party(ies) thereto as indicated on EXHIBIT 2.8, and (b) each Assigned Contract with the United
States Government may not be assigned without the consent of the Government and must be novated in accordance with the rules and regulations contained in
Section 42.12 et seq. of the Federal Acquisition Regulations. Neither Sunset nor any of its officers, directors, employees, representatives or other agents has any knowledge or reason to believe or suspect that any party to any of the Assigned Contracts, including, without limitation, the Government or any Prime Contractor, will not approve or consent to the assignment or novation of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment or novation of any of the Assigned
Contracts. To Sunset's knowledge, the other parties to the Assigned
Contracts are in compliance with all material terms and conditions of the
Assigned Contracts. No party to an Assigned Contract has notified Sunset of its intention to terminate or materially change the nature of its transaction or relationship with Sunset or CACI under any such Assigned Contract.

      2.9      Completeness of Documentation.  Except for the
Excluded
Assets, the Exhibits referred to in Section 1.1 describe all currently existing outstanding proposals, tangible assets, intellectual property, tools, third party licenses, prepaid assets, receivables, leased property, leased equipment, government furnished property, books and records and other assets of Sunset used in connection with the performance of the Assigned
Contracts or in connection with the preparation of proposals in process, including, without limitation, all machinery, equipment, tools, furniture, fixtures, vehicles, related parts and supplies and leases for the same; all intellectual property (including software, development tools and kits) relating to or used in connection with the development, manufacture, distribution or sale of any products or services provided in connection with the Assigned Contracts; agreements or other arrangements for shipping, maintenance, repair and other services; agreements or other arrangements for supplies and materials; sewer, electrical and other utilities; and prepayments for any of the preceding items.

      2.10 Compliance with Applicable Law. Sunset has all requisite licenses, permits and certificates from all foreign, federal, state and local authorities necessary to perform the Assigned Contracts and to conduct the
Acquired Business as presently conducted, and to own, lease and operate its properties. Sunset has performed the Assigned Contracts and conducted the
Acquired Business in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, rules, judgments, decrees, orders, permits, licenses, concessions, grants or other authorizations of any court or of any governmental entity or authority.

      2.11      Absence of Certain Changes.  Since September 1,
1996, Sunset
has conducted its business only in the ordinary course and consistent with prior practice, and Sunset has not:

               2.11.1  discharged, satisfied or paid any
obligation or
liability, absolute, accrued, contingent or otherwise, whether due or to become due, material to Sunset considered as a whole or to the Acquired
Business considered alone, other than current liabilities and current portion of long-term debt shown on the June 30, 1996 Balance Sheet and current liabilities incurred since the date of the June 30, 1996 Balance Sheet in the ordinary course of business and consistent with its prior practice;

               2.11.2 suffered any damage or destruction in the nature of a casualty loss or other loss that would be treated as an extraordinary item pursuant to Opinion No. 30 of the Accounting Principles Board, whether covered by insurance or not, adversely affecting any property or business of
Sunset or of the Acquired Business, that might reasonably be expected to be material to the business, operations, assets, financial condition, results of operations, properties or prospects of the Acquired Business;

               2.11.3 granted any increase in the compensation payable or to become payable by Sunset to its directors, officers, managers, consultants or agents employed in the Acquired Business or any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons other than increases that are provided to broad categories of employees and do not discriminate in favor of the aforementioned persons;

               2.11.4 encountered any labor union organizing activity material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the
Acquired Business considered alone, had any employee strike, work-stoppage, slow-down or lockout, or any substantial threat of any imminent strike, work-stoppage, slow-down or lock-out, or had any adverse change in its relations with its employees, agents, customers or suppliers or any governmental or regulatory authorities, that, in any of the foregoing cases, has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired Business considered alone;

               2.11.5 transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United
States or foreign intellectual property, or modified any existing rights with respect thereto, as related to the Acquired Business, other than in the ordinary course of business and consistent with prior practice;

               2.11.6  cancelled or compromised any debts or
waived or
permitted to lapse any claims or rights of substantial value, or sold, leased, transferred or otherwise disposed of any of its properties or assets
(real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with prior practice;

               2.11.7 made any material capital expenditure or commitment for any addition to property, plant or equipment not in the ordinary course of business and consistent with prior practice;

               2.11.8  made any change in any method of
accounting or
accounting practice;

               2.11.9 paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any officer, director, "affiliate," officer of an "affiliate," director of an "affiliate," "associate" of an officer, "associate" of a director, or
"associate" of an "affiliate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission), except for normal business advances to employees consistent with prior practices; or

               2.11.10 agreed, whether in writing or otherwise, to take any action described in this Section 2.11.

      2.12     Litigation.

               2.12.1   Except as separately disclosed to CACI,
there is no
investigation, inquiry or review by any governmental entity or authority with respect to Sunset pending or threatened, nor has any governmental entity indicated to Sunset an intention to conduct the same;

               2.12.2  except as identified in EXHIBIT 2.12,
there is no
"Action" (as defined in Section 5.1) of any kind, pending or threatened, at law or in equity, before any court, arbitrator, governmental entity or authority, that involves, affects or relates to Sunset or any of its officers, directors, employees, properties or assets in connection with the business and affairs of the Acquired Business or Sunset, that either singly or in the aggregate may have any material adverse effect on the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired Business considered alone;

               2.12.3 to Sunset's knowledge, there is no basis or ground for any Action; and

               2.12.4 neither Sunset nor any of its directors, officers, employees or properties is subject to any order, writ, injunction, decree or judgment of any court, arbitrator or governmental entity or authority that involves, affects or relates to the Acquired Business.

      2.13 Tax Matters. Sunset has complied in all material respects with the requirements for filing federal, state, local and foreign tax returns and reports required to be filed by it or on its behalf. All taxes shown by the returns to be due and payable have been paid or are reflected as a liability on the Sunset balance sheets included in the Sunset Reports. All tax returns of Sunset that have been examined by any governmental authority since December 31, 1992 are identified on EXHIBIT 2.13 along with the respective authority; CACI has been provided with a copy of all returns and any assessments resulting from such examinations, and all assessments, penalties and interest have been paid in full. Sunset has not been notified in writing or otherwise by any taxing authority of any pending actions, claims, suits or assessments for any tax deficiency. The accruals for taxes reflected on the Sunset balance sheets are adequate under generally accepted accounting principles for all unpaid federal, state, local or foreign taxes
(including but not limited to interest, charges, fees, levies or other assessments, gross receipts, excise and franchise taxes and penalties, if any, thereon) due or that will become due for any period commencing prior to the date of the Closing. Sunset has no material liability, contingent or otherwise, for unpaid federal, state, local or foreign taxes (including, but not limited to interest, charges, fees, levies or other assessments, gross receipts, excise and franchise taxes and penalties, if any, thereon) due or that will become due for any period commencing prior to the date of such
Sunset balance sheets that is not reflected on such Sunset balance sheets.
Sunset has not made an election under Section 341(f) of the Code. Sunset is not a party to any tax indemnity or tax sharing agreement.

      2.14     Employee Benefit Plans; Compliance with ERISA.
EXHIBIT 2.14
contains a true, correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material personnel policy, whether reduced to writing or not, relating to any persons employed by Sunset and related to the Acquired
Business and maintained at any time after December 31, 1992, by Sunset or by any other member (hereinafter, "Affiliate") of a controlled group of corporations, group of trades or businesses under common control or affiliated service group which includes Sunset (as defined for purposes of
Section 414(b), (c) and (m) of the Code) (collectively, the
"Sunset Plans").
Sunset has made available to CACI true, correct and complete copies of all
Sunset Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. With respect to any "defined benefit plan," as defined in Section 3(35) of ERISA, Sunset has made available a copy of the latest annual actuarial report, and with respect to all Sunset Plans the latest Forms 5500. Neither Sunset nor any Affiliate has any obligation or other employee benefit plan liability under applicable law; nor has Sunset or any Affiliate ever been obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA. Neither Sunset nor any Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither Sunset nor any Affiliate has ever maintained a
Sunset Plan providing health or life insurance benefits to former employees
(other than as required by Part 6 of Subtitle B of Title I of ERISA). No plan previously maintained by Sunset or its Affiliates which was subject to
ERISA has been terminated; no proceedings to terminate any such Sunset Plan have been instituted within the meaning of Subtitle C of Title IV of ERISA;
and no reportable event within the meaning of Section 4043 of said Subtitle C has occurred with respect to any such Sunset Plan, and no liability to the
Pension Benefit Guaranty Corporation has been incurred. With respect to all the Sunset Plans, Sunset and every Affiliate are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither Sunset nor any
Affiliate, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Sunset Plans, has engaged in or been a party to any "prohibited transaction" as defined in
Section 4975 of the Code and Section 406 of ERISA which could subject Sunset or CACI or their Subsidiaries, affiliates, directors or employees or the
Sunset Plans or the trusts relating thereto or any party dealing with any of the Sunset Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Neither the Sunset Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

      Each Sunset Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under
Section 501(a) of the Code; copies of all determination letters have been delivered to CACI; and nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Sunset Plan that is a "defined benefit plan" as defined in Section 3(35) of ERISA, the present value of the actuarial accrued liability, determined on a plan termination basis, does not exceed the fair market value of the assets held under such Sunset Plan, and there is no unpaid contribution for any Sunset Plan year ended prior to the Closing as required under Section 412 of the Code. With respect to each Sunset Plan which is a qualified profit sharing or stock bonus plan, all employer contributions accrued for plan years ending prior to the Closing under the
Sunset Plan terms and applicable law have been made.

      There is no Action threatened or pending or that can reasonably be expected to be asserted with respect to any of the Sunset Plans or any prior plan maintained by Sunset, and there are no outstanding written requests, other than routine requests for information concerning such Sunset Plans, by participants, beneficiaries or any government agency. All of the liabilities with respect to all of the Sunset Plans are accurately reflected in Sunset's financial statements and Sunset's balance sheets included in the Sunset
Reports.

      2.15 Employment-Related Matters. Except for such matters, if any, which, together, do not and will not have a material adverse effect upon the
Assets to be transferred or the Acquired Business, (a) Sunset is in compliance with all applicable laws respecting employment, consulting, employment practices, wages, hours, and terms and conditions of employment;
(b) Sunset is not a party to any collective bargaining agreement or other contract or agreement affecting the Acquired Business with any labor organization or other representative of any employees related to the Acquired
Business; (c) there is no labor strike, dispute, slowdown, work stoppage, lockout or other labor controversy in effect, that is pending or threatened against or otherwise affecting the Acquired Business or Sunset, and Sunset has not experienced any labor controversy within the past three years; (d) no labor representation question exists or has been raised respecting any of the employees of Sunset; (e) Sunset has not closed any plant or facility, or effectuated any layoffs of employees or implemented any early retirement, separation or window program at any time from or after June 30, 1996 nor has
Sunset planned or announced any action or program for the future with respect to which Sunset has or may have any material liability; and (f) Sunset is in compliance in all material respects with its obligations pursuant to the
Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement or statute relating to employment; provided, however, that nothing in this Section 2.15 shall be construed as any representation or warranty relating to the Code or ERISA.

      2.16     Environmental.

               2.16.1 (a) There is no liability for violation of any applicable Environmental Law (as defined in Section 5.1) or for clean-up or similar costs with respect to any Environmental Contamination (as defined in
Section 5.1) as a result of (i) an act or omission of Sunset or,
(ii) to
Sunset's knowledge, acts or omissions of third parties, (b) Sunset has not received any communication (written or oral), whether from a governmental authority, employee, or any other person that alleges that Sunset is not in compliance, (c) there are no circumstances that may prevent or interfere with full compliance in the future, and (d) all permits and other governmental authorizations currently held by Sunset pursuant to the Environmental Laws are in full force and effect and no other permits are required by Sunset.

               2.16.2  There is no Environmental Claim (as
defined in Section
5.1) pending or threatened against or involving Sunset or against any person or entity whose liability for any Environmental Claim Sunset has or may have retained or assumed either contractually or by operation of law.

               2.16.3 (a) There are no past or present actions, activities, circumstances, conditions, events or incidents caused, performed or omitted by Sunset, including, without limitation, the release, threatened release, emission, discharge or disposal of any Material of Environmental Concern (as defined in Section 5.1), that could form the basis of any Environmental Claim against Sunset, and, (b) to Sunset's knowledge, there are no such actions, activities, circumstances, conditions, events or incidents caused, performed or omitted by third parties, that could form the basis of any Environmental
Claim against any person or entity whose liability for any Environmental
Claim Sunset may have retained or assumed either contractually or by operation of law.

      2.17 Product and Service Liability Claims. No product liability, service liability or warranty claims have been made against Sunset for goods or services provided since September 30, 1993.

      2.18     Agreements, Contracts and Commitments.

               2.18.1  Existence.  Except as described in EXHIBIT
2.18.1,
Sunset is not a party to:

                      2.18.1.1  any bonus, deferred compensation,
pension,
severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

                      2.18.1.2  any employment agreement that
contains any
severance pay liabilities or obligations;

                      2.18.1.3  any agreement for personal
services or
employment;

                      2.18.1.4  any agreement of guarantee or
indemnification
in an amount that (a) could exceed $5,000, or (b) is material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired
Business considered alone;

                      2.18.1.5  any agreement or commitment
containing a
covenant limiting or purporting to limit the freedom of Sunset to compete with any person in any geographic area or to engage in any line of business;

                      2.18.1.6  any lease (other than equipment
leases under
which Sunset is lessor) to which Sunset is a party as lessor or lessee that
(a) provides for future payments of $2,500 or more, or (b) is material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the Acquired
Business considered alone;

                      2.18.1.7  any joint venture agreement or
profit-sharing
agreement (other than with employees);

                      2.18.1.8  except for trade indebtedness
incurred in the
ordinary course of business, any loan or credit agreements providing for the extension of credit to Sunset or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that (a) individually is in the amount of $5,000 or more, or (b) is material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the
Acquired Business considered alone;

                      2.18.1.9  any license agreement, either as
licensor or
licensee, or distributor, dealer, franchise, manufacturer's representative, sales agency or other similar agreement or commitment;

                      2.18.1.10  any contract or agreement for
the future
sale by Sunset of materials, products, services or supplies that is material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of the
Acquired Business considered alone;

                      2.18.1.11  any contract or agreement for
the future
purchase by Sunset of any materials, equipment, services, or supplies, that either provides for payments in excess of $2,500 and cannot be terminated by it without penalty upon less than three (3) months' notice or was not made in the ordinary course of business and consistent with prior practice;

                      2.18.1.12  any agreement that provides for
the sale of
goods or services that will result in a loss as a result of costs already incurred or expected to be incurred to complete the agreement;

                      2.18.1.13  any agreement or arrangement for
the
assignment, sale or other transfer by Sunset of any agreement or lease (or right to payment thereunder) by which it leases materials, products or other property to a third party;

                      2.18.1.14  any contract or agreement that
provides for
any discount other than pursuant to Sunset's standard discount terms, which are described in EXHIBIT 2.18.1.14;

                      2.18.1.15  any agreement or commitment for
the
acquisition, construction or sale of fixed assets owned or to be owned by
Sunset;

                      2.18.1.16  any contract or agreement not
described
above involving the payment or receipt by Sunset of more than
$500
individually or $5,000 in the aggregate other than contracts or agreements in the ordinary course of business for the purchase of inventory, supplies or services or for the sale of current requirements and consistent with prior practice, or for the sale or lease of finished goods or services in the ordinary course of business and consistent with prior practice; or

                      2.18.1.17  any contract or agreement not
described
above that was not made in the ordinary course of business and consistent with prior practice and that is material to the business, operations, assets, financial condition, results of operations, properties or prospects of Sunset considered as a whole or of Acquired Business considered alone.

               2.18.2 Breach. All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments listed in
EXHIBIT 2.18.1
pursuant to this Section 2.18 are valid and in full force and effect, and except for such matters, if any, which, together, do not and will not have a material adverse effect upon the Assets to be transferred or the Acquired
Business, Sunset has not, nor has any other party thereto, breached any provision of, or defaulted under the terms of, nor are there any facts or circumstances that would reasonably indicate that Sunset will or may be in such breach or default under, any such contract, agreement, instrument, arrangement, commitment, plan, lease or license, which breach or default has or could reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, results of operations, properties or prospects of the Acquired Business. EXHIBIT 2.18.1 correctly identifies each contract the provisions of which would be materially and adversely affected by this Agreement and each contract that requires the consent of a third party to the Agreement in order to assign the contract.

      2.19     Customers and Orders.

               2.19.1 EXHIBIT 2.19.1 hereto contains a materially true and complete list of all customers of Sunset for goods or services.
None of the
present listed customers has notified Sunset of an intention to cease purchasing goods or services from Sunset.

               2.19.2  EXHIBIT 2.19.2 hereto contains a
materially true and
complete list of all customer orders to Sunset outstanding and unfilled as of
September 24, 1996. During the period from September 1, 1996 through the date of this Agreement Sunset has not accepted customer orders on any terms other than the standard terms set forth in EXHIBIT 2.19.2.

      2.20 Suppliers. EXHIBIT 2.20 hereto contains a materially true and complete list of all suppliers from or through whom Sunset has purchased products or services for use in connection with operation of the Acquired
Business. None of the present listed suppliers has notified Sunset of an intention materially to change its business relationship with Sunset.

      2.21 Absence of Certain Payments. Neither Sunset nor any director, officer, agent, employee or other person associated with or acting on behalf of Sunset has used any funds of Sunset for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds, or violated any provisions of the Foreign Corrupt Practices
Act of 1977 or any rules or regulations promulgated thereunder.

      2.22 Intellectual Property. Sunset owns, or is licensed or otherwise has the full right to use and to transfer to CACI, all Intellectual
Property of material importance to the conduct of the Acquired Business as presently conducted. EXHIBIT 1.1.6 lists all Intellectual Property owned by
Sunset and related to the Acquired Business. EXHIBIT 1.1.7 lists all
Licensed Intellectual Property and third party licenses related to the
Acquired Business (other than end-user licenses of commercially available software related to the Acquired Business). Sunset has the full right to transfer to CACI and CASub all end-user licenses of commercially available software related to the Acquired Business. (a) All Intellectual Property that is identified on EXHIBIT 1.1.6 as owned by Sunset is, together with the goodwill of the business associated with any Intellectual Property, owned by
Sunset free and clear of any license or sublicense that would prevent the use of the Intellectual Property by CACI, or any agreement, judgment, order, decree, stipulation or material adverse lien or encumbrance; (b) the business and operations of Sunset do not infringe upon or violate any intellectual property owned by any third party; (c) Sunset has not received, within the past three (3) years, notice of any claim that Sunset has infringed or violated any intellectual property of any third party, or that any
Intellectual Property identified on EXHIBIT 1.1.6 as owned by Sunset is invalid or violates or infringes upon the rights of any third party; and (d)
Sunset has not sent or otherwise communicated to another person any notice, charge, claim or other assertion of, nor does Sunset have any knowledge of, any present, impending or threatened infringement or violation by any third party of any Intellectual Property or Licensed Intellectual Property of
Sunset, or any acts of unfair competition by any third party. Sunset maintains reasonable security measures to prevent disclosure or transfer to unauthorized persons of any trade secrets and confidential information that are proprietary to Sunset and material to the Acquired Business.

      2.23     Insurance Contracts; Banking Relationships.
EXHIBIT 2.23
lists all contracts of insurance and indemnity (not shown in any other
Exhibit referred to in this Agreement) in force at the date hereof with respect to Sunset and relating to the Acquired Business. Sunset shall keep policy number 3533-74-21-CCG dated May 18, 1996, issued by Pacific Indemnity
Company, in full force and effect for not less than one year after the
Closing Date to provide for any claims which may be made with respect to items included in the Assets for which Sunset is or may be responsible.
EXHIBIT 2.23 also shows the names and locations of all banks in which Sunset has accounts or lines of credit and, with respect to each such account or line of credit, the names of all persons authorized to draw thereon.

      2.24 Interests of Officers and Directors. None of the officers or directors of Sunset has any material interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the Acquired Business, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans.

      2.25 No Misrepresentations. No representation or warranty by
Sunset in this Agreement, nor any statement, certificate, list, exhibit or schedule furnished or to be furnished by or on behalf of Sunset pursuant to this Agreement nor any document or certificate delivered to CACI pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements not misleading.

                                    Article 3.

                REPRESENTATIONS AND WARRANTIES OF CACI AND CASUB

      CACI and CASub represent and warrant to Sunset as follows:

      3.1 Corporate Status of CACI and CASub. CACI and CASub are corporations duly organized, validly existing and in good standing under the laws of Delaware. CACI and CASub are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned, leased or operated by each or the nature of the business transacted by each makes such qualification necessary, except where failure to be so qualified would not have a materially adverse effect on the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and its Subsidiaries considered as a whole.

      3.2 Authority for Agreement. CACI and CASub have the full corporate power to execute, deliver, and perform this Agreement and the other transactions contemplated hereby and to carry out their obligations hereunder. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of both CACI and CASub, and no other corporate proceedings on the part of CACI or CASub including, without limitation, stockholder approval, are necessary to authorize the execution, delivery and performance of this Agreement and the other transactions contemplated hereby.

      3.3 No Default or Violation. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of CACI or CASub, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of or constitute a default under, or require the consent of any other party to, or result in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which CACI or
CASub is a party or by which either of them or any of their assets or properties may be bound or which is applicable to either of them or any of their assets or their properties. No authorization, consent, approval, license, order, or permit of, or declaration of, or filing with or notice to, any governmental body or authority or any other person or entity is necessary for the execution, delivery and performance of this Agreement by CACI and
CASub or the consummation by CACI and CASub of this Agreement or the other transactions contemplated hereby.

      3.4 Absence of Material Adverse Changes. Except as set forth on
EXHIBIT 3.4, since June 30, 1996 there has not occurred or arisen, whether or not in the ordinary course of business: (a) any material adverse change in the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and CASub considered as a whole, or (b) any event, condition or state of facts of any character that might materially and adversely affect the business, operations, assets, financial condition, results of operations, properties or prospects of CACI and CASub considered as a whole.

      3.5 Assigned Contracts. To the knowledge of CACI and CASub and subject to approval by the Government, all the Assigned Contracts are fully assignable to CACI or to CASub. Neither CACI, CASub, nor any of their directors, officers, employees, representatives, or other agents has any knowledge or reason to believe or suspect that Sunset will be unable to assign the Assigned Contracts or that any other party, including, without limitation, the Government, will not approve or consent to the assignment of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment of any of the Assigned Contracts. No party to the
Assigned Contracts has notified CACI or CASub of an intention to terminate or materially change the nature of its transaction or relationship with Sunset or CACI thereunder.

      3.6 Responsible Prospective Contractor; Assigned Contracts. Each of CACI and CASub is a "responsible prospective contractor," as defined in 48
C.F.R. Part 9, Section 9.101 and Section 9.104, and other applicable sections of the Federal Acquisition Regulation. No director or officer of CACI or
CASub has been informed by any party to any of the Assigned Contracts that such other party, including, without limitation, the Government, will not approve or consent to the assignment of any of the Assigned Contracts.

                                    Article 4.

                                    COVENANTS

      It is further agreed as follows:

      4.1 Confidentiality. Except as required by law, each party and its representatives will hold in strict confidence all documents and information concerning any of the other parties furnished in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no action by the party in violation of this Section 4.1, (b) in the party's possession at the time of disclosure and not acquired by the party directly or indirectly from such other party on a confidential basis or
(c) disclosed
by such other party to others on an unrestricted, non-confidential basis) and will not release or disclose any such documents or information to any other person and shall not use nor permit others to use such documents or information except in connection with this Agreement and the transactions contemplated hereby.

      4.2      Further Assurances.

               4.2.1  Generally.  Subject to the terms and
conditions herein
provided and to the fiduciary duty of each party's Board of Directors and officers, each of the parties agrees to use its best reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated hereby. In case at any time any further action, including the obtaining of waivers and consents under material contracts and leases and the execution and delivery of any licenses or sublicenses, is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement are hereby directed and authorized to use their reasonable best efforts to effectuate all required action.

      To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Sunset agrees to use all reasonable efforts after the Closing to obtain any necessary consents or waivers to assure CACI and CASub of the benefits of such leases, contracts, commitments or rights.

               4.2.2 Assignment of the Assigned Contracts. Each party agrees to use all reasonable efforts to effect assignments of all the
Assigned Contracts and further agrees to provide all documentation necessary to effect such assignments, including, without limitation, all instruments, certifications, requests, legal opinions, financial statements, and other documents required by Part 42 of the Federal Acquisition Regulation ("FAR") to effect a novation of all contracts with the Government. In particular and without limiting the generality of the foregoing,

                      4.2.2.1  Sunset shall continue to
communicate with
responsible officers of the Government and/or any Prime
Contractor from time
to time as may be appropriate and permissible, to request speedy action on any and all requests for consent to novation with respect to any or all of the Assigned Contracts (the "Novation Applications");

                      4.2.2.2  At or before the Closing, or as
soon
thereafter as is reasonably practicable (and in no event more than forty (40) days after the Closing), CACI will prepare and submit to Sunset a copy of the proposed novation agreement required by FAR Section 42.1204(c) together with copies of all other documents required under such regulation to be submitted to the responsible contracting officer of the Government in connection with the Novation Applications except those solely relating to or under the control of Sunset (collectively, the "Proposed Novation Submission");

                      4.2.2.3  As soon as practicable after
receiving the
Proposed Novation Submission (and in no event later than thirty
(30) days
thereafter), Sunset will submit to CACI those documents required to be included in the Novation Application which solely relate to or are under the control of Sunset and any suggestions for revision or supplementation of the
Proposed Novation Submission prepared by CACI;

                      4.2.2.4  CACI, CASub and Sunset shall each
exercise all
reasonable efforts to complete the Novation Applications and submit them to the Government as soon as practicable after the Closing (but in no event later than ninety (90) days after the Closing). For this purpose, the parties agree to cooperate with each other in the timely completion of the
Novation Applications and to provide to each other prompt written notice and a reasonable opportunity to cure any real or perceived deficiency in the performance by any other party of its obligations hereunder;

                      4.2.2.5  Pending the effective novation of
the Assigned
Contracts, Sunset, CACI and CASub will enter into one or more subcontracts in form and substance mutually acceptable to the parties by which CACI and CASub will agree to assume and perform, and will assume and perform, each and every obligation of Sunset, arising under or with respect to each of the Assigned
Contracts from and after the Closing; and

                      4.2.2.6  In the event that one or more of
the Assigned
Contracts is ultimately not approved for novation, or not in fact novated,
CACI and CASub will nonetheless completely perform and discharge all obligations of Sunset arising under or with respect to such contracts from and after the Closing, in a timely manner and in accordance with all applicable terms and conditions of such contracts (as if a novation or novations with respect to such contracts had occurred) subject to, however, in all events, the provisions of any applicable subcontract or subcontracts between CACI and/or CASub and Sunset relating to the Assigned Contracts.

               4.2.3  Collection of Receivables.

                      4.2.3.1  Sunset shall provide CACI and
CASub reasonable
assistance in the collection of the Receivables and any other amounts due
CACI and CASub with respect to the Acquired Business, including, without limitation, the submission of claims to government contracting officers and any necessary appeals to the Board of Contract Appeals. Sunset shall bear its own expenses relating to the provision of any assistance to CACI and
CASub under this Section 4.2.3, except that Sunset shall be reimbursed by
CACI for all reasonable expenses incurred by Sunset in connection with the submission of claims to government contracting officers and any necessary appeals to the Board of Contract Appeals and for any collection efforts directed or requested by CACI or CASub involving more than routine correspondence or telephone contacts.

                      4.2.3.2  Sunset agrees that it will,
promptly after
receipt and in any event within three (3) business days of receipt, transfer and deliver to CACI any amounts that Sunset may receive in respect of the
Receivables or the Acquired Business, or any mail or other documents relating to the Acquired Business. If Sunset receives funds with respect to the
Receivables or the Acquired Business, Sunset shall notify CACI, and CACI shall provide Sunset with such documentary evidence of the amount so applicable as Sunset may reasonably request. Any funds not delivered by
Sunset to CACI within three (3) business days shall thereafter bear interest at the rate of one and one-half percent (1.5%) per month, or the highest rate permitted under law, whichever is lower. Funds shall be deemed delivered when Sunset delivers or mails to CACI a check in such amount.

               4.2.4 Outstanding Proposals. CACI and CASub agree to use reasonable efforts to obtain recognition as Sunset's successor in interest from any party to whom Sunset has submitted an Outstanding Proposal. The parties agree that if, after the Closing, a party to whom Sunset has submitted an Outstanding Proposal accepts the Outstanding Proposal and awards
Sunset a contract pursuant to the Outstanding Proposal, each party shall use its best efforts to effect a novation of such contract, substituting CACI and/or CASub for Sunset, or to otherwise subcontract to CACI and/or CASub
Sunset's rights and obligations under such contract.

      4.3 Customers. During the six-month period commencing on the date of the Closing, Sunset shall inform CACI promptly of all inquiries from potential customers concerning the possible purchase of any product or service provided by Sunset. In this connection, Sunset shall provide CACI with the name and address of each potential customer and the substance of each inquiry. Sunset shall refer each potential customer who shall make any inquiry to CACI. During the period, Sunset shall use its best reasonable efforts to introduce CACI to Sunset's customers for the products and services of the Acquired Business and to cooperate with and assist CACI in establishing a relationship with each customer.

      4.4 Returns of Defective Goods. If any goods sold by Sunset prior to the Closing are returned to CACI by the customer, or proposed to be returned, during the six-month period after the Closing Date because of defects in materials or workmanship or other noncompliance with specifications, CACI shall give notice to Sunset of the return or proposed return and shall discuss with Sunset the nature of the defect or noncompliance and the disposition of any goods that are so returned or are to be so returned. Following the discussion and any investigation CACI shall deem appropriate, CACI may, at its option, provide a refund or allowance to the customer in an amount reasonably consistent with Sunset's prior practice or as Sunset may otherwise agree. If CACI provides a refund or allowance to a customer with respect to any returned merchandise, CACI may cause the merchandise to be returned to Sunset or Sunset's designee and CACI shall cooperate with Sunset's efforts to resell or dispose thereof. If the aggregate amount so refunded and allowed by CACI for the merchandise exceeds
$1,000, then Sunset shall reimburse CACI for the excess, less the reasonable residual value, if any, of any of the returned goods retained by CACI and not delivered to Sunset.

      4.5      Excluded Assets.  On or prior to the Closing,
Sunset, at its
own expense and in compliance with all applicable laws, shall remove all
Excluded Assets from any premises to be transferred to or occupied by CASub.

      4.6 Liens. On or prior to the Closing, or promptly following
CACI's request or Sunset's learning of the existence thereof, Sunset shall pay and discharge every lien, charge, security interest or other encumbrance on or with respect to any of the Assets other than the Assumed Liabilities and any encumbrances attributable to the actions, activities or omissions of
CACI or CASub.

      4.7 Defense of Claims and Litigation. At all times from and after the Closing, each party shall consult, confer and cooperate in good faith on a reasonable basis with the other (including, without limitation, the making available of witnesses and cooperation in discovery proceedings) in the conduct or defense of any claim, litigation or proceeding which relates to the Acquired Business, or any matter which, directly or indirectly, arises therefrom, whether known at the Closing or arising thereafter, against the other or any of their affiliates by any third party. To the extent the indemnification provisions of this Agreement or of any other document delivered in connection with the transactions contemplated hereby apply to any such conduct or defense, they shall control as to the payment of costs and expenses.

      4.8 Retention of Books and Records. For a period of three (3) years after the date of the Closing, each party shall retain its books and records relating to the Acquired Business. If any party desires to obtain any such books and records it may do so by notifying the other party, in writing, at any time prior to the end of such three-year period. The notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of copies of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

      4.9 Non-Competition Agreement. Unless otherwise agreed between the parties, for a period of three (3) years after the date of the Closing, neither Sunset nor any of its affiliates shall participate, directly or indirectly, as owner, stockholder, joint venturer, subcontractor, supplier, manager, partner, agent, consultant, representative or otherwise, in any business, firm or corporation that manufactures, produces, sells, leases or otherwise provides any products or services similar to, or directly or indirectly competitive with, the products and services of the Acquired
Business to any customer which is a branch or agency of the Government or any state or foreign government. Further, for this same three-year period, neither Sunset nor any of its affiliates shall, without the prior written consent of CACI and CASub, market or sell or attempt to market or sell any products or services which are similar to, or directly or indirectly competitive with, the products and services of the Acquired Business, to any client/customer organizations that are included in the Acquired Business, whether a government organization or a commercial organization, to include all client/customer organizations currently under contract or to which proposals have been submitted. As used in this Section 4.9 of the Agreement only, the term "affiliates" means the stockholders of Sunset.

      4.10     Employees.

               4.10.1 CACI and CASub shall have no obligation hereunder to employ any employee of Sunset or to make any payment to any employee of
Sunset. Sunset agrees that CACI and CASub may employ any present employee of
Sunset whose work relates to the Acquired Business. Sunset hereby waives all contractual or other rights it may have with respect to any such employee so as to permit CACI and CASub to employ such employee for any job CACI and
CASub shall deem appropriate and without any conflicting obligation to
Sunset, and Sunset shall not interfere with CACI or CASub in their efforts to employ particular employees of Sunset.

               4.10.2  Except for accrued vacation benefits
payable to those
Sunset employees who accept employment with one of the CACI group of companies from and after the Closing, at or before the Closing Sunset shall pay all amounts payable as of the Closing to all of its present and former employees and independent contractors whose work relates or related to the
Acquired Business, including, without limitation, straight time and overtime pay, vacation pay, fringe benefits, severance pay, disability payments and payments for medical, dental, life insurance, workmen's compensation and other pension and welfare benefits and claims related thereto, and shall pay over to the appropriate governmental agencies or other appropriate persons or entities all withheld taxes, social security and other similar payments accrued and payable as of the Closing Date with respect to such present and former employees and independent contractors through the Closing Date, except for amounts and taxes included in the Assumed Liabilities.

               4.10.3  At the Closing, Sunset shall pay all
amounts due from
Sunset to all of its present and former employees whose work relates or related to the Acquired Business for (a) medical, dental, life insurance, profit-sharing and other welfare benefit claims incurred before the Closing,
(b) for worker's compensation claims incurred before or after the Closing for injuries that occurred prior to the Closing and (c) for severance and pension benefits and claims that may be payable before or after the Closing under
Sunset's plans, policies and agreements.

      4.11 Bulk Transfer Compliance. Sunset covenants and agrees to pay and discharge promptly and when due, and in all respects to defend CACI and
CASub against, all claims which are asserted against CACI or CASub by reason of noncompliance with the bulk transfer provisions of the Uniform Commercial
Code or similar statutory provisions applicable to this Agreement and the transactions contemplated hereby on the date of the Closing. Sunset hereby agrees to defend and to indemnify and hold CACI and CASub harmless from, against and in respect of (and shall on receipt of evidence of loss, liability or damage reimburse CACI and CASub for) any loss, liability, damage, cost or expense, including, without limitation, reasonable attorneys' fees, suffered or incurred by CACI or CASub by reason of any failure of
Sunset to pay or discharge any such claim promptly and when due or the failure of Sunset to comply with such statutory provisions.

      4.12     Indemnities.

               4.12.1 Indemnification of CACI. Subject to the limitations set forth in Section 4.12.3, Sunset shall indemnify and hold harmless CACI and CASub and their respective successors by merger or other operation of law
(the "Successors"), directors, officers and assigns from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and disbursements) suffered, incurred or paid:

                      4.12.1.1  that would not have been
suffered, incurred
or paid if all the representations, warranties, covenants and agreements of
Sunset in this Agreement or in any other instrument or document described in
Section 1.7.2.1 hereof had been (with respect to representations and warranties) true and had been (with respect to covenants and agreements) fully performed and fulfilled;

                      4.12.1.2  as a result of any Action arising
out of or
relating to the conduct of Sunset before or after the Closing or any liability or obligation, or alleged liability, of Sunset, including, without limitation, any liability or obligation arising out of or relating to the employment of any employees of Sunset before the Closing, in each case to the extent not specifically assumed by CACI under this Agreement; and

                      4.12.1.3  as a result of any Action which
arises out of
or relates to the failure of Sunset to pay, promptly and when due, any tax, fee or other charge which shall become due or shall have accrued on account of the use, acquisition or ownership of Sunset of any of the Assets or any tax, fee or other charge Sunset is obligated to pay, or to reimburse CACI or
CASub for, hereunder on account of any sale of the Assets or the transactions contemplated hereby.

Notwithstanding anything herein to the contrary, if Sunset shall be required to indemnify CACI, CASub or any of their Subsidiaries or any of their respective directors, officers, Successors or permitted assigns with respect to the same item of damage and amount, the satisfaction of such indemnity to one of them shall discharge Sunset's obligations to the other to the extent of the amount paid.

               4.12.2 Indemnification of Sunset. Subject to the limitations set forth in Section 4.12.3, CACI and CASub jointly and severally shall indemnify and hold harmless Sunset and its directors, officers, Successors and assigns from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and disbursements) suffered, incurred or paid:

                      4.12.2.1  that would not have been
suffered, incurred
or paid if all the representations, warranties, covenants and agreements of
CACI and CASub in this Agreement or in any other instrument or document furnished to Sunset pursuant to Section 1.7.2.2 hereof had been (with respect to representations and warranties) true and had been (with respect to covenants and agreements) fully performed and fulfilled;

                      4.12.2.2  as a result of any Action arising
out of or
relating to the conduct of the Acquired Business after the Closing or any liability or obligation, or alleged liability or obligation of CACI or CASub, including, without limitation, any liability or obligation arising out of the employment of former employees of Sunset after the Closing;

                      4.12.2.3  as a result of any Action arising
out of or
relating to the failure of CACI or CASub to perform any of the Assumed
Liabilities; and

                      4.12.2.4  as a result of any Action which
arises out of
or relates to the failure of CACI or CASub to pay, promptly and when due, any tax, fee or other charge which shall become due or shall accrue on account of the use, acquisition or ownership of the Assets or the operation or conduct of the Acquired Business by CACI or CASub after the Closing.

Notwithstanding anything herein to the contrary, if CACI or CASub shall be required to indemnify Sunset or any of its directors, officers, Successors or permitted assigns with respect to the same item of damage and amount, such payment or satisfaction of such indemnity to one of them shall discharge the obligations of CACI and CASub to the other to the extent of the amount paid.

               4.12.3 Third Party Claims. The obligations and liabilities of a party for which indemnification is sought (an "Indemnifying Party") by a person or entity seeking indemnification (an "Indemnified Party") under this
Section 4.12 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following conditions:

                      4.12.3.1  The Indemnified Party shall give
written
notice to the Indemnifying Party of the nature of the assertion of liability by a third party and the amount thereof promptly after the Indemnified Party learns of such assertion. The foregoing notwithstanding, failure of an
Indemnified Party to comply with its obligations under this
Section 4.12.3
shall affect its right to indemnity only to the extent such failure shall have a material adverse effect on the Indemnifying Party's ability to defend.

                      4.12.3.2  If any Action is brought by a
third party
against an Indemnified Party, the Action shall be defended by the Indemnifying Party and such defense shall include all appeals or reviews which counsel for the Indemnifying Party shall deem appropriate. Until the
Indemnifying Party shall have assumed the defense of any such Action, or if, because of material conflicts of interest or defenses available to one but not both the Indemnified and the Indemnifying Parties or other matter which makes it professionally impermissible for both parties to be represented by the same counsel (in which case the Indemnifying Party shall not be entitled to assume the defense of such Action), all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by the Indemnifying Party.

                      4.12.3.3  In any Action initiated by a
third party and
defended by the Indemnifying Party, subject to the confidentiality provisions of this Agreement, (a) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (b) the
Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Action at all stages thereof, whether or not the Indemnified
Party is represented by its own counsel, (c) the Indemnified Party shall make available to the Indemnifying Party, and its attorneys and accountants, all books and records of the Indemnified Party relating to such Action and (d) the parties shall render to each other such assistance as may be reasonably required for the proper and adequate defense of such Action.

                      4.12.3.4  In any Action initiated by a
third party and
defended by the Indemnifying Party, the Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.


                                    Article 5.

                         DEFINITIONS AND MISCELLANEOUS

       5.1 Definitions of Certain Terms. As used herein, the following terms shall have the following meanings:

               Acquired Business: as defined in Section 1.1 hereof.

               Action: any suit, claim, action, arbitration, dispute, investigation, inquiry, review, or proceeding.

               Adjusted Base Book Value: as defined in Section
1.8 hereof.

               Affiliate: as defined in Section 2.14 hereof.

               Assets: as defined in Section 1.1 hereof.

               Asset Documents: as defined in Section 1.1.14 hereof.

               Assigned Contracts: as defined in Section 1.1.1 hereof.

               Assumed Liabilities: as defined in Section 1.3 hereof.

               Audited Book Value: as defined in Section 1.8 hereof.

               Audit Date: as defined in Section 1.8 hereof.

               Closing:  as defined in Section 1.7 hereof.

               Code:  as defined in Section 1.7.2.1.3 hereof.

               Deloitte:  as defined in Section 1.8 hereof.

               Environmental Claim: any written notice by any governmental agency alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by CACI or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               Environmental Contamination: (a) an occurrence occurring or a condition existing relating to the Acquired Business at or before the Closing if such occurrence or condition was in violation of any Environmental Law or
Environmental Permit existing at or before the Closing and if CACI or CASub is specifically required to take remedial action with respect thereto by a governmental agency or a negotiated agreement, decree or clean-up plan with a governmental agency, regardless of when such occurrence or condition is discovered or when such remedial action is required, (b) any use, disposal or discharge of Materials of Environmental Concern before the Closing resulting in liability to a third party, regardless of when such use, disposal or discharge is discovered or (c) an occurrence occurring or condition existing at or before the Closing if CACI or CASub investigates or takes remedial action with respect thereto as required by applicable law or regulation.

               Environmental Laws: mean all Federal, state and local laws, rules and regulations relating to pollution or protection of the environment, or occupational or human health and safety, including, without limitation, laws, rules and regulations relating to handling, processing, storage, recycling, emission, discharge, disposal, treatment, transportation, release or threatened release of any Material of Environmental Concern or other waste or material into ambient air, surface water, ground water or land, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material
Transportation Act (49 U.S.C. 1801 et seq.), the Federal Water
Pollution
Control Act (38 U.S.C. 1251 et seq.), the Resource Conservation and Recovery
Act (42 U.S.C. 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the
Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the
Occupational
Safety and Health Act (29 U.S.C. 651 et seq.), the Emergency
Planning and
Community Right to Know Act (42 U.S.C. 11001 et seq.), the
Federal
Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 135 et seq.), and the
Food, Drug and Cosmetic Act (15 U.S.C. 2000 et seq.), in each case as these laws have been amended or supplemented.

               Environmental Permit: all certificates, consents, permits, licenses, authorizations and approvals required under or relating to any
Environmental Law.

               ERISA:  the Employee Retirement Income Security
Act of 1974,
as amended.

               Excluded Assets: as defined in Section 1.2 hereof.

               Excluded Liabilities: as defined in Section 1.4 hereof.

               FAR:  as defined in Section 4.2.2 hereof.

               GAAP:  as defined in Section 1.3 hereof.

               Government:  the Federal Government of the United
States of
America.

               Government Furnished Property:  as defined in
Section 1.1.12
hereof.

               Indemnified Party: as defined in Section 4.12.3 hereof.

               Indemnifying Party: as defined in Section 4.12.3 hereof.

               Intellectual Property: as defined in Section 1.1.6 hereof.

               Inventory:  as defined in Section 1.1.5 hereof.

               June 30, 1996 Balance Sheet:  as defined in
Section 2.5
hereof.

               Leased Equipment: as defined in Section 1.1.11 hereof.

               Leased Properties: as defined in Section 1.1.10 hereof.

               Leases:  as defined in Section 2.6.2 hereof.

               Licensed Intellectual Property:  as defined in
Section 1.1.7
hereof.

               Materials of Environmental Concern: those substances or constituents which are regulated by, or form the basis of liability under, any Environmental Law.

               Novation Applications:  as defined in Section
4.2.2.1 hereof.

               Orders:  as defined in Section 1.1.3 hereof.

               Outstanding Proposals:  as defined in Section
1.1.2 hereof.

               Prepaid Expenses: as defined in Section 1.1.8 hereof.

               Prime Contractor:  with respect to any Assigned
Contract, the
contracting party, other than the Government, to whom Sunset may be liable for performance as a subcontractor.

               Proposed Novation Submission:  as defined in
Section 4.2.2.2
hereof.

               Purchase Price:  as defined in Section 1.5 hereof.

               Receivables: as defined in Section 1.1.9 hereof.

               Subcontracts:  as defined in Section 1.1.2 hereof.

               Subsidiary: any corporation, association, or other business entity a majority (by number of votes) of the shares of capital stock (or other voting interests) of which is owned by Sunset, CACI or their respective
Subsidiaries.

               Successors: as defined in Section 4.12.1 hereof.

               Sunset Plans:  as defined in Section 2.14 hereof.

               Sunset Reports:  as defined in Section 2.4 hereof.

               Tangible Assets: as defined in Section 1.1.4 hereof.

               Third Party Licenses: as defined in Section 1.1.7 hereof.

      5.2 Brokerage. Each party shall be solely responsible for payment of any fee or charge of any broker, finder, financial advisor or intermediary engaged, employed, or consulted by that party in connection with negotiations or discussions incident to the execution of this Agreement or any of the transactions contemplated hereby.

      5.3 Amendments and Supplements. This Agreement may be amended or supplemented by a written instrument signed by Sunset and CACI and approved by their respective Boards of Directors.

      5.4      Extensions and Waivers.  The parties hereto may
(a) extend the
time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the covenants or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Neither party's refusal to waive fulfillment of any condition precedent to its obligations under this Agreement shall constitute a breach of its duty under this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

      5.5 Survival of Representations and Warranties. Notwithstanding any investigation conducted before or after the Closing, and except as provided below, notwithstanding any knowledge or notice of any fact or circumstance which a party may have as the result of such investigation or otherwise, each party and its successors and assigns shall be entitled to rely upon the representations, warranties and covenants of the other in this
Agreement. Each of the representations, warranties and covenants contained in this Agreement, made in any document delivered hereunder or otherwise made in connection with the Closing hereunder shall survive the Closing.

      5.6 Expenses. Each party shall pay its own expenses, including the fees of attorneys, accountants, investment bankers, valuation experts and others, in connection with the transactions contemplated hereby, whether or not they are completed, except that in the event of a conflict between this provision and the provisions of either Section 4.12 or Section 4.2.3, the latter provisions shall control.

      5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard for its principles of conflicts of laws.

      5.8 Alternative Dispute Resolution. In the event that any dispute arises under any provision of this Agreement, the parties agree to make reasonable efforts to resolve the dispute by negotiation, mediation, or alternative dispute resolution before any resort to legal remedies; provided, however, that the provisions hereof shall not prevent any party from filing a lawsuit, or taking any other action, as may be necessary to preserve the legal rights of such party from impairment or extinction under any applicable statute of limitations or other similar statute or rule of law, and that no party shall be bound by the determination of any mediation or alternative dispute resolution proceeding without that party's consent to the proceeding.

      5.9 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent:

      To CACI:

      CACI International Inc
      1100 North Glebe Road
      Arlington, VA  22201
      Attn: Dr. J. P. London, Chairman

      With copies to:

      Jeffrey P. Elefante, Esq.
      Executive Vice President and General Counsel
      CACI International Inc
      1100 North Glebe Road
      Arlington, VA  22201

      David W. Walker, Esq.
      Foley, Hoag & Eliot LLP
      One Post Office Square
      Boston, MA  02109

      To Sunset:

      Sunset Resources, Inc.
      8134 Triple Crown
      Fair Oaks Ranch, TX 78015
      Attn: Mr. Jerry G. Jumper, Chairman and Chief Executive
Officer

      With a copy to:

      Larry G. Berkman, Esq.
      Groce, Locke & Hebdon
      118 Frost Bank Tower
      100 West Houston
      San Antonio, TX 78205-1497

      5.10      Entire Agreement, Assignability, etc.  This
Agreement and the
Exhibits and documents delivered at the Closing pursuant to
Section 1.7 (a)
constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (c) shall not be assignable by operation of law or otherwise. The representations and warranties of the parties shall not be enlarged or restricted by any statement in any instrument of assignment or other Closing document. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, Successors and permitted assigns, and shall inure to the benefit of the Indemnified Parties and their respective legal representatives, Successors and permitted assigns. All Exhibits mentioned in this Agreement shall be attached to this Agreement, and shall form an integral part hereof. All capitalized terms defined in this Agreement which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein.

      5.11 Cumulative Rights and Remedies. Each party acknowledges that money damages alone will not adequately compensate the other party for breach of a party's obligations under this Agreement and, therefore, agrees that in the event of the breach or threatened breach of any such obligation, in addition to all other remedies available, at law, in equity or otherwise, each party shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of this Agreement.
Except as provided in Section 4.12, all rights and remedies under this
Agreement are cumulative and are in addition to and not exclusive of any other rights and remedies provided hereunder, under any other document delivered as part of a transaction contemplated hereby or otherwise by agreement or law, at equity or otherwise. Without limiting the generality of the foregoing, the parties expressly recognize that specific performance is not either party's sole remedy for any reason hereunder.

      5.12 Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      5.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same
Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  CACI INTERNATIONAL INC
[SEAL]

                                  By:            /s/

----------------------------------------
                                     President


                                  CACI, INC.
[SEAL]

                                  By:            /s/

----------------------------------------
                                     President


                                  SUNSET RESOURCES, INC.
[SEAL]

                                  By:            /s/

----------------------------------------
                                     Chairman and Chief Executive
Officer

                         Index of Exhibit References

Exhibit 1.1.1(a)
Exhibit 1.1.1(b)
Exhibit 1.1.2(a)
Exhibit 1.1.2(b)
Exhibit 1.1.3
Exhibit 1.1.4
Exhibit 1.1.5
Exhibit 1.1.6
Exhibit 1.1.7
Exhibit 1.1.8
Exhibit 1.1.9
Exhibit 1.1.10
Exhibit 1.1.11
Exhibit 1.1.12
Exhibit 1.1.13
Exhibit 1.1.14
Exhibit 1.2
Exhibit 1.3
Exhibit 1.4.6
Exhibit 1.5
Exhibit 2.4
Exhibit 2.5
Exhibit 2.8
Exhibit 2.12
Exhibit 2.13
Exhibit 2.14
Exhibit 2.18.1
Exhibit 2.15.1.14
Exhibit 2.19.1
Exhibit 2.19.2
Exhibit 2.20
Exhibit 2.23
Exhibit 3.4